Exhibit 3.2

BYLAWS

OF

high roller technologies, INC.,

A DELAWARE Corporation

ARTICLE I: OFFICES

1.1         REGISTERED OFFICE.

References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the corporation, as amended from time to time. The registered office of corporation shall be initially as recited within the corporation’s certificate of incorporation and the board of directors may change the location of the registered office to any place within or outside of Delaware.

1.2         OTHER OFFICES

The board of directors of the corporation may establish principal executive or other offices at any time and at any place.

ARTICLE II: SHAREHOLDERS

2.1         PLACE OF MEETINGS

Meetings of shareholders shall be held at any place within or outside of Delaware designated by the board of directors and stated in the notice of the meeting. If no place is so specified, shareholders’ meetings shall be held at the corporation’s principal executive office.

2.2          ANNUAL MEETING

Annual meetings of the shareholders shall be held each year on a date and at a time agreed upon by the board of directors. At this meeting, directors shall be elected and any other proper business within the power of the shareholders may be transacted.

2.3          SPECIAL MEETINGS; HOW CALLED

A special meeting of the shareholders may be called at any time by any of the following: the direction of a majority of the board of directors, the chairman of the board, the president, or chief executive officer. A special meeting of the stockholders may not be called by any other person or persons. The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

2.4          NOTICE OF MEETINGS; TIME AND CONTENTS

(a)           Unless otherwise expressly provided for elsewhere herein, notice of meetings of shareholders shall be sent or otherwise given not less than 10 nor more than 60 days before the meeting date. The notice shall specify the place, date, and hour of the meeting. It shall also state (1) for special meetings, the general nature of the proposed business, or (2) for annual meetings, those matters which the board of directors at the time of giving the notice intends to present for action by the shareholders. If directors are to be elected, the notice shall include the names of all nominees and persons whom the board intends to present for election, as of the date of the notice. The notice shall also state the general nature of any proposed action at the meeting to approve:

(i)        A transaction in which a director has a financial interest, within the meaning of the relevant sections of the Delaware General Corporation Law (the “DGCL”);

(ii)       An amendment of the Certificate of Incorporation under the DGCL;

(iii)      A reorganization under the DGCL;

(iv)      A voluntary dissolution of the corporation under the DGCL; or

(v)       A distribution in dissolution that requires approval of the outstanding shares under the DGCL.

(b)          The manner of giving notice and the determination of shareholders entitled to receive notice shall be in accordance with these bylaws.

2.5          MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

(a)          Notice of any shareholders’ meeting shall be given either (1) personally, (2) by first-class mail, or (3) by electronic, telegraphic, or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation’s books or supplied by the shareholder for purposes of notice. If the corporation has no such address for a shareholder, notice shall be sent to the shareholder at the corporation’s principal executive office. Notice is deemed to have been given at the time it was delivered personally, deposited in the mail, or sent by other means of written communication.

(b)          If any notice or report sent to a shareholder at the shareholder’s address (as specified in the preceding paragraph) is returned marked “unable to deliver” at that address, subsequent notices or reports shall be deemed to have been duly given if the corporation holds the document available for the shareholder on written demand at its principal executive office for one year from the date on which the notice or report was sent to the other shareholders.

(c)          An affidavit, certificate, or declaration of mailing (or other authorized means of delivery) of any notice of shareholders’ meeting, report, or other document sent to shareholders shall be executed by the corporate secretary, assistant secretary, or transfer agent, and filed in the corporation’s minute book.

2.6          ADJOURNED MEETINGS; NOTICE

(a)           Shareholders’ meetings (either annual or special) may be adjourned from time to time by a vote of the majority of the shareholders represented at that meeting in person or by proxy, whether or not a quorum is present; however, in the absence of a quorum, no other business may be transacted, except as specifically authorized in these bylaws.

(b)           If a meeting is adjourned to another time or place, new notice is not required if the new time and place were announced at the original meeting, unless (1) the board sets a new record date for this purpose, or (2) the adjournment is for more than 45 days from the original meeting date, in which case the board must set a new record date. If a new record date is set, new notice shall be given to the shareholders of record as of that date, in the same manner as other notices of meetings. At an adjourned meeting, the corporation may transact any business that would be proper at the original meeting.

2.7          WAIVER OF NOTICE OR CONSENT BY ABSENTEES

(a)           The transactions of any shareholders’ meeting, either annual or special, however called and noticed, and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote but not present at the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. Shareholders’ signatures may be obtained either before or after the meeting. The waiver of notice or consent need not specify either the intended business or the purpose of the meeting. All written waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b)           Notice is also waived by a shareholder’s attendance at the meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance and failure to object to the validity of the meeting, however, does not constitute a waiver of any right to object expressly, at a meeting, to consideration of matters required by law to be included in the notice of the meeting which were not so included.

2.8          ACTION BY WRITTEN CONSENT WITHOUT A MEETING

(a)           Any action that could be taken at an annual or special meeting of shareholders, except for the election of directors (see following paragraph), may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having at least the minimum number of votes necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voting.

(b)           Directors may be elected without a meeting only by the unanimous written consent of all shares entitled to vote for the election of directors, except that vacancies the board is entitled to fill (vacancies other than those caused by removal of a director) may be filled by the written consent of a majority of the outstanding shares entitled to vote.

(c)           All written consents shall be filed with the secretary of the corporation and maintained in the corporate records. Anyone who has given a written consent may revoke it by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

2.9          RECORD DATE FOR SHAREHOLDER NOTICE AND VOTING

(a)           For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders’ meeting or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than 60 days nor less than 10 days before the date of any such meeting, or not more than 60 days before any such action without a meeting.

(b)           If no record date has been fixed:

(i)        The record date for determining shareholders entitled to receive notice of and vote at a shareholders’ meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in these bylaws, the business day next preceding the day on which the meeting is held;

(ii)       The record date for determining shareholders entitled to give written consent to corporate action without a meeting shall be the day on which the action to be approved was taken by the board, or, if the board has not yet acted, the day on which the first written consent is given; and

(iii)      The record date for any other purpose shall be as set forth in the section of these bylaws regarding record date for purposes other than notice and voting.

(c)           A determination of shareholders of record entitled to receive notice of and vote at a shareholders’ meeting shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting. However, the board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

(d)           Except as otherwise required by law, only shareholders of record on the corporation’s books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation’s books after the record date.

2.10	QUORUM

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum was initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum; however, any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

2.11        VOTING

(a)           The corporation shall determine the shareholders entitled to vote at any shareholders’ meeting in accordance with bylaw provisions for record date, subject to relevant sections of the DGCL (concerning the voting of shares held by a fiduciary, a corporation, or joint owners). Except as otherwise provided by law or as otherwise provided in the Certificate of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders.

(b)           The shareholders may vote by voice vote or by ballot, except that if any shareholder so demands before the voting begins, any election for directors must be by ballot. On any matter other than the election of directors, a shareholder may vote part of his or her shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder does not specify the number of shares being voted, it will be conclusively presumed that the shareholder’s vote covers all shares which that shareholder is entitled to vote.

(c)           If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such affirmative vote also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by statute or by the Certificate of Incorporation.

2.12        PROXIES

(a)           Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact.

(b)           A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (1) it is revoked by the person who executed the proxy, either by a writing delivered to the corporation before the proxy has been voted, or by attendance at the meeting; or (2) the corporation receives written notice of the shareholder’s death or incapacity before the vote pursuant to that proxy has been counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy unless the proxy itself provides otherwise.

(c)           Proxies stating on their face that they are irrevocable shall be governed by the relevant sections of the DGCL.

2.13        VOTING TRUSTS

If any shareholders file a voting trust agreement with the corporation, the corporation shall take notice of its terms and trustee limitations.

2.14        ELECTION INSPECTORS

Before any shareholders’ meeting, the board of directors may appoint any persons other than nominees for office to act as election inspectors. If no election inspectors have been so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint election inspectors at the meeting. The number of inspectors shall be either 1 or 3. If inspectors are appointed at the meeting on the request of one or more shareholders or their proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether 1 or 3 inspectors are to be appointed. If any inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint a person to fill that vacancy. These inspectors shall (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III: DIRECTORS

3.1          POWERS

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation and these bylaws relating to actions requiring approval by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. Without prejudice to these general powers, and subject to the same limitations, the board of directors shall have the power to:

(a)           Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service;

(b)           Change the principal executive office or the principal business office in the State of Delaware from one location to another; qualify the corporation to do business in any other state, territory, dependency, or country; conduct business within or outside the State of Delaware; and designate any place within or outside the State of Delaware for the holding of any shareholders’ meeting;

(c)           Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(d)           Authorize the issuance of shares of corporate stock on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received; and

(e)           Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

3.2          NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3          ELECTION AND TERM OF DIRECTORS

(a)           Directors shall be elected at each annual shareholders’ meeting, to hold office until the next annual meeting. Election of directors by written consent without a meeting requires the unanimous written consent of the outstanding shares entitled to vote. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

(b)           No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

3.4          VACANCIES

(a)           A vacancy in the board of directors shall be deemed to exist (1) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in the relevant sections of the DGCL; (2) if the board of directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (3) if the authorized number of directors is increased; or (4) if at a shareholders’ meeting the shareholders fail to elect the full authorized number of directors. Vacancies (except for those caused by a director’s removal) may be filled by approval of the board, or, if the number of directors then in office is less than a quorum, by (A) the unanimous written consent of the directors then in office, (B) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with the relevant section of the DGCL, or (C) a sole remaining director.

(b)           Vacancies on the board caused by the removal of a director (except for vacancies created when the board declares the office of a director vacant as provided in clause (2) of subsection (a) of this section) may be filled only by the shareholders, either by majority vote of the shares represented and voting at a meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote.

(c)           Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

(d)           The shareholders may elect a director at any time to fill a vacancy not filled by the board of directors.

(e)           The term of office of a director elected to fill a vacancy shall run until the next annual shareholders’ meeting, and the director shall hold office until a successor is elected and qualified.

3.5          PLACE OF MEETINGS

Regular meetings of the board of directors may be held at any place within or outside the State of Delaware as designated from time to time by the board. In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware designated in the notice of the meeting, or if the notice does not state a place, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.

3.6          OTHER REGULAR MEETINGS

Other regular meetings of the board of directors shall be held without call at times to be fixed by the board of directors from time to time. Such regular meetings may be held without notice.

3.7          SPECIAL MEETINGS

(a)           Special meetings of the board of directors may be called for any purpose or purposes at any time by the chairman of the board, the president, any vice president, the secretary, or any two directors.

(b)           Special meetings of the board shall be held upon four days’ notice by mail or 48 hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

3.10        WAIVER OF NOTICE

Notice of a meeting, if otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (b) signs an approval of the minutes of the meeting, or (c) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All such waivers, consents, and approvals of the minutes, if written, shall be filed with the corporate records or made a part of the minutes of the meeting.

3.11        QUORUM

(a)           A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except for adjournment.

(b)           Except as otherwise required by the DGCL, every act done or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be deemed the act of the board of directors, unless a different requirement is imposed by the Certificate of Incorporation.

(c)           A meeting at which a quorum was initially present may continue to transact business despite the withdrawal of directors, if the action taken is approved by at least a majority of the quorum required for that meeting.

3.12        ADJOURNMENT TO ANOTHER TIME OR PLACE

Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time and place.

3.13        NOTICE OF ADJOURNED MEETING

Notice of the time and place of resuming an adjourned meeting need not be given if the adjournment is for 24 hours or less. If the adjournment is for more than 24 hours, notice of the new time and place shall be given, before the time set for resuming the meeting, to any directors who were not present at the time of adjournment, but need not be given to directors who were present at the time of adjournment.

3.14        ACTION WITHOUT A MEETING BY WRITTEN CONSENT

Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board individually or collectively consent in writing to that action. Any action by written consent shall have the same effect as a unanimous vote of the board of directors. All such written consents shall be filed with the minutes of the proceedings of the board of directors.

3.15        COMPENSATION OF DIRECTORS

Directors and members of committees of the board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the board of directors. This section shall not preclude any director from serving the corporation as an officer, agent, employee, or in any other capacity, and receiving compensation for those services.

3.16        REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION

If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.

ARTICLE IV: COMMITTEES

4.1	EXECUTIVE AND OTHER COMMITTEES OF THE BOARD

The board of directors, by resolution adopted by a majority of the authorized number of directors, may create one or more committees with the authority of the board (“board committees” or “committees of the board”), including an executive committee. Each board committee shall consist of two or more directors, and may have one or more alternate members, also directors. Appointment of members and alternate members requires the affirmative vote of a majority of the authorized number of directors. Committees of the board, to the extent provided in the board resolution establishing the committee, may be granted any or all of the powers and authority of the board except for the following:

(a)           Approving any action for which the DGCL also requires the approval of the shareholders or of the outstanding shares;

(b)           Filling vacancies on the board of directors or any committee of the board;

(c)           Fixing directors’ compensation for serving on the board or a committee of the board;

(d)           Adopting, amending, or repealing bylaws;

(e)           Amending or repealing any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f)            Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g)           Appointing other committees of the board or their members.

4.2	MEETINGS AND ACTIONS OF BOARD COMMITTEES

Meetings and actions of committees of the board shall be governed by the bylaw provisions applicable to meetings and actions of the board of directors as to place of meetings, regular meetings, special meetings, waiver of notice, quorum, adjournment, notice of adjournment, and action by written consent without a meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that (a) the time of regular committee meetings may be determined either by resolution of the board of directors or by resolution of the committee; (b) special committee meetings may also be called by resolution of the board of directors; (c) notice of special committee meetings shall also be given to all alternate members; and (d) alternate members shall have the right to attend all meetings of the committee. The board may adopt rules, not inconsistent with the bylaws, for the governance of committees of the board.

4.3	NON-BOARD COMMITTEES

One or more committees without the power and authority of the board (“non-board” committees) may be created by board resolution, for investigative and other appropriate purposes. Membership on non-board committees is not limited to directors. To bind the corporation, actions of non-board committees must be ratified by the board of directors.

ARTICLE V: OFFICERS

5.1	OFFICERS; ELECTION

The corporation shall have a chief executive officer, a secretary, and a chief financial officer. There may also be other officers as specified in the bylaws or designated by the board. Any number of offices may be held by the same person. The officers of the corporation (except for subordinate officers appointed in accordance with the provisions below) shall be elected annually by the board of directors. All officers shall serve at the pleasure of the board.

5.2	CHIEF EXECUTIVE OFFICER AND PRESIDENT

Except to the extent that the bylaws or the board of directors assign specific powers and duties to the chairman of the board, the Chief Executive Officer shall serve as general manager of the corporation and shall have general supervision, direction, and control over the corporation’s business and its officers, with all the general powers and duties of management usually vested in a corporation’s chief executive officer.

The president shall preside at all shareholders’ meetings and shall exercise and perform such other powers and duties as prescribed by the bylaws or by the board of directors. The president shall also preside at board meetings if there is no chairman of the board or if the chairman is absent.

5.3	SECRETARY

The secretary shall have the following duties:

(a)           Minutes. The secretary shall be present at and take the minutes of all meetings of the shareholders, the board of directors, and committees of the board. If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting. The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders, the board of directors, and committees of the board. The minutes of each meeting shall state the following: The time and place of the meeting; whether it was regular or special; if special, how it was called or authorized; the notice given or waivers or consents obtained; the names of directors present at board or committee meetings; the number of shares present or represented at shareholders’ meetings, and an accurate account of the proceedings.

(b)           Record of Shareholders. The secretary shall keep or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, and, if share certificates are issued, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

(c)           Notice of Meetings. The secretary shall give notice, or cause notice to be given, of all shareholders’ meetings, board meetings, and committee meetings for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation. The secretary shall maintain records of the mailing or other delivery of notices and documents to shareholders or directors, as prescribed by the bylaws or by the board of directors.

(d)           Other Duties. The secretary shall keep the seal of the corporation, if any, in safe custody. The secretary shall have such other powers and perform such other duties as prescribed by the bylaws or by the board of directors.

5.4	CHIEF FINANCIAL OFFICER.

(a)           The chief financial officer shall have the following duties:

(i)       The chief financial officer shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

(ii)       The chief financial officer shall (A) deposit corporate funds and other valuables in the corporation’s name and to its credit with depositories designated by the board; (B) disburse corporate funds as authorized by the board; (C) whenever requested by the board or the chief executive officer, render a statement of the corporation’s financial condition and an account of all transactions he or she has conducted as chief financial officer; and (D) exercise such other powers and perform such other duties as prescribed by the bylaws or by the board of directors.

(b)           Except where the board of directors has appointed another person to the office of treasurer, the chief financial officer may also be referred to as the treasurer and shall be deemed the treasurer for any purpose requiring action by the corporation’s treasurer.

5.5	VICE PRESIDENTS

There may be one or more vice presidents, as determined by the board. In the absence or disability of the president, the president’s duties and responsibilities shall be carried out by the highest-ranking available vice president, or if there are two or more unranked vice presidents, by a vice president designated by the board of directors. When so acting, a vice president shall have all the powers of and be subject to all the restrictions on the president. Vice presidents shall have such other powers and perform such other duties as prescribed by the bylaws or assigned from time to time by the board of directors or the chief executive officer.

5.6	SUBORDINATE OFFICERS

The board of directors may appoint, and may empower the chief executive officer to appoint, subordinate officers as required by the corporation’s business, whose duties shall be as provided in the bylaws or as determined from time to time by the board of directors or the chief executive officer.

5.7	REMOVAL AND RESIGNATION OF OFFICERS

(a)           Any officer chosen by the board of directors may be removed by the board at any time, with or without cause or notice. Subordinate officers appointed by persons other than the board may be removed at any time, with or without cause or notice, by the board or by the person by whom appointed. A removed officer shall have no claim against the corporation or individual officers or board members arising from such removal (other than any rights he or she may have to monetary compensation or damages under an employment contract).

(b)           Any officer may resign at any time by giving the corporation written notice. Unless otherwise specified in the notice, resignations shall take effect on the date the notice is received, and acceptance of the resignation is not necessary to make it effective. An officer’s resignation or its acceptance by the corporation shall not prejudice any rights the corporation may have to monetary damages under an employment contract.

5.8          VACANCIES IN OFFICES

Vacancies in offices resulting from an officer’s death, resignation, removal, disqualification, or any other cause shall be filled by the board or by the person, if any, authorized by the bylaws or the board to make an appointment to that office.

5.9          COMPENSATION

Salaries of officers and other shareholders employed by the corporation shall be fixed from time to time by the board of directors or established under employment agreements approved by the board of directors. No officer shall be prevented from receiving this salary because he or she is also a director of the corporation.

5.10        REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION

If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.

ARTICLE VI: INDEMNIFICATION of DIRECTORS AND OFFICERS

6.1          RIGHT TO INDEMNIFICATION.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in this ARTICLE VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

6.2          RIGHT TO ADVANCEMENT OF EXPENSES

The right to indemnification conferred in this ARTICLE VI shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in sections this ARTICLE VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

6.3          RIGHT OF INDEMNITEE TO BRING SUIT

If a claim under this ARTICLE VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VI or otherwise shall be on the Corporation.

6.4	NON-EXCLUSIVITY OF RIGHTS

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

6.5	INSURANCE

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

6.6	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VII RECORDS AND REPORTS

7.1	SHAREHOLDER LISTS; INSPECTION BY SHAREHOLDERS

(a)           The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as the board shall determine, a record of the names and addresses of all shareholders and the number and class of shares held by each.

(b)           A shareholder or group of shareholders holding 10% or more of the outstanding voting shares of the corporation may (1) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours, on 5 days’ prior written demand on the corporation; and/or (2) obtain from the corporation’s transfer agent, on written demand and tender of the transfer agent’s usual charges for this service, a list of the names and addresses of shareholders entitled to vote for the election of directors and their shareholdings, as of the most recent date for which a record has been compiled or as of a specified date which is later than the date of demand. This list shall be made available within 5 days after demand or within 5 days after the specified later date as of which the list is to be compiled.

7.2	MAINTENANCE OF BYLAWS

The corporation shall keep at its principal executive office, or if its principal executive office is not in Delaware, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside of Delaware and the corporation has no principal business office in this state, the secretary shall, upon a shareholder’s written request, furnish to that shareholder a copy of the bylaws as amended to date.

7.3          MINUTES AND ACCOUNTING RECORDS

The minutes of proceedings of the shareholders, board of directors, and committees of the board, and the accounting books and records shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the board of directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection during usual business hours on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder’s interests in the corporation. The inspection may be made in person or by an agent or attorney and includes the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.

7.4          INSPECTION BY DIRECTORS

Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection may be made by the director in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

7.5          FINANCIAL STATEMENTS

(a)           The corporation shall keep a copy of any annual financial statement, and accompanying balance sheets on file in its principal executive office for 12 months; these documents shall be exhibited (or copies provided) to shareholders at all reasonable times. If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year, the corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

(b)           A shareholder or shareholders holding 10% or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent annual period (ending more than 30 days before the date of the request), and a balance sheet as of the end of that period. If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver them personally or by mail to the requesting shareholders within 30 days after the receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

7.6          ANNUAL INFORMATION STATEMENT

(a)           Every year, during the calendar month in which the original Certificate of Incorporation were filed with the Delaware Secretary of State or during the preceding five calendar months, the corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation’s principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation, and a designation of the corporation’s agent for service of process, all in compliance with the DGCL.

(b)       Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in the corporation’s last annual statement on file in the Secretary of State’s office, the corporation may, in lieu of filing the annual statement, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE VIII: GENERAL CORPORATE MATTERS

8.1          RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS

(a)           For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders’ meetings and giving written consent of the shareholders without a meeting), the board of directors may fix in advance a record date not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action. If a record date is so fixed, only shareholders of record at the close of business on that date shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, notwithstanding any transfer of any shares on the corporate books after the record date, except as otherwise provided by statute.

(b)           If the board of directors does not so fix a record date in advance, the record date for these purposes shall be at the close of business on the later of (1) the day on which the board of directors adopts the applicable resolution or (2) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

8.2          AUTHORIZED SIGNATORIES FOR CHECKS

All checks, drafts, or other orders for payment of money, notes, and other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed in the manner and by the persons authorized by the board of directors.

8.3          EXECUTING CONTRACTS AND INSTRUMENTS

The board of directors may authorize any of its officers or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, pledge its credit, or render it liable for any purpose in any amount, unless that person was acting with authority duly granted by the board of directors as provided in these bylaws, or unless an unauthorized act was later ratified by the corporation.

8.4          SHARES; OWNERSHIP AND TRANSFER

Certificates of shares shall be of such form and as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; and if the shares be assessable, or if assessments are collectible by personal action, a plain statement of such facts.

If issued, every certificate for shares must be signed by the Chief Executive Officer, President, or a Vice President, and a Secretary or an Assistant Secretary, and must be authenticated by the signature of the Chief Executive Officer or President and Secretary or an Assistant Secretary. No certificate or certificates for shares are to be issued until such shares are fully paid, unless the Board authorizes the issuance of certificates shall state the amount of consideration to be paid therefore and the amount paid thereon.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Directors may designate.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any lawful action, the Board may fix in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a)           The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of the business on the business day next preceding the day on which notice is given or, if notice is waived, at close of business on the business day next preceding the day on which the meeting is held.

(b)           The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

(c)           The record date for determining Shareholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing said deletion.

8.5          LOST CERTIFICATES

Except as provided in this section, no new certificates for shares shall be issued to replace old certificates unless the old certificates are surrendered to the corporation for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the board of directors may authorize the issuance of replacement certificates on terms and conditions as the board may require, which may include a requirement that the owner give the corporation a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it (including any expenses or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

8.6          SHARES OF OTHER CORPORATIONS: HOW VOTED

Shares of other corporations standing in the name of this corporation shall be voted by the chief executive officer or a person designated by the chief executive officer. If neither of them is able to act, the shares may be voted by a person designated by the board of directors. The authority to vote shares includes the authority to execute a proxy in the corporation’s name for purposes of voting the shares.

8.7          REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION

If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.

8.8          CONSTRUCTION AND DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation and a natural person.

8.9          TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL

Any shareholder wishing to sell or transfer shares of the corporation (“transferring shareholder”) shall do so pursuant to the procedures set forth in Section 8.4 above, and under procedures adopted by the board of directors, disclose to the board the number of shares submitted for sale or transfer, the price per share, the terms and conditions of sale, and the name of any proposed transferee, and shall make those shares available to the corporation and other shareholders under the same terms. If, within a reasonable time or before a reasonable date specified by the transferring shareholder, neither the corporation nor the other shareholders offer to purchase that number of shares under the same terms, the board of directors shall grant the transferring shareholder permission to sell or transfer those shares as specified, but not at terms more favorable to the transferee than those under which the shares were submitted to the corporation and shareholders.

ARTICLE IX: AMENDMENTS

9.1          AMENDMENT OF CERTIFICATE OF INCORPORATION

Unless otherwise provided under the DGCL amendments to the Certificate of Incorporation may be adopted if approved by the board and approved by a majority of the outstanding shares entitled to vote, either before or after approval by the board. An amendment to the Certificate of Incorporation shall be effective as of the date that the appropriate certificate of amendment is filed with the Secretary of State.

9.2          AMENDMENT OF BYLAWS

Except as otherwise required by law or by the Certificate of Incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors or by a majority of the outstanding shares entitled to vote.

CERTIFICATE OF SECRETARY

I, Pouya Moghavem, being the duly elected and acting Secretary of High Roller Technologies, Inc., a Delaware Corporation, do hereby certify that the above and foregoing Bylaws were adopted as the Bylaws of said corporation effective as of December 28, 2021.

IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of December 2021.

Pouya Moghavem, Secretary